Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of the following reports (all included in the El Paso Pipeline Partners L.P. Registration Statement (Form S-1 No. 333-145835)) in the Registration Statement (Form S-8) of El Paso Pipeline Partners, L.P. pertaining to the Long-Term Incentive Plan of El Paso Pipeline GP Company L.L.C. filed with the Securities and Exchange Commission:
(1)	Our report dated August 30, 2007 relating to the financial statements of Wyoming Interstate Company, Ltd.,

(2)	Our report dated August 30, 2007 relating to the balance sheet of El Paso Pipeline Partners, L.P.,

(3)	Our report dated August 30, 2007 relating to the balance sheet of El Paso Pipeline GP Company, L.L.C.,

(4)	Our report dated February 26, 2007 related to the consolidated financial statements of Colorado Interstate Gas Company, and

(5)	Our report dated February 26, 2007 related to the consolidated financial statements of Southern Natural Gas Company.
/s/ Ernst & Young LLP
Houston, Texas
December 6, 2007